EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

Share Purchase Agreement (the “Agreement”) dated as of March 24, 2010 by and among Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”).   Each of IFRS, Propalms, Wright and Ball is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser desires to acquire 11,557,217 shares of authorized and previously unissued shares of common stock of IFRS (the “Purchased Shares”), which shall represent 89.9% of the outstanding shares of common stock of IFRS immediately after the issuance of the Purchased Shares (the “Share Purchase”), in consideration for an aggregate purchase price of Two Hundred Thousand Dollars ($200,000) (the “Purchased Shares Purchase Price”), which Purchased Shares Purchase Price will consist of $30,000 to be paid at the closing therefor and a promissory note for $170,000 (the “Note”); and

WHEREAS, IFRS has required, as partial consideration for its agreement to enter into this Agreement and to consummate the Share Purchase, that Propalms provide a guaranty for the payment of the Note by Purchaser in an amount of Eighty-Five Thousand Dollars ($85,000) (the “Guaranty”), as provided hereinafter; and

WHEREAS, Propalms desires that IFRS enter into this Agreement and consummate the Share Purchase, and is willing to provide the Guaranty in order to induce IFRS to enter into this Agreement; and

WHEREAS, prior to the Share Purchase, IFRS shall form a wholly-owned subsidiary (the “IFRS Sub”), and all of the assets and liabilities of IFRS at the closing of the Share Purchase shall be transferred to IFRS Sub (the “IFRS Asset Transfer”), which shall indemnify IFRS against all liabilities existing on the Closing Date or arising at any time from the business of IFRS Sub; and

WHEREAS, after the Share Purchase, Ball shall have the sole right to manage IFRS Sub, with the intention that the stock or net proceeds from the sale of the assets of IFRS Sub shall be distributed to the Pre-Transaction IFRS Stockholders (as that term is hereinafter defined) pursuant to that certain Management and Distribution Agreement (the “IFRS Sub Agreement”) as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Transactions and/or the Parties.

“IFRS Sub Stock” means all of the outstanding stock of IFRS Sub on the Closing Date.

“IFRS Sub Transfer Event” means a Nonpayment Event (as that term is defined in the Escrow Agreement) or an Event of Default (as that term is defined in the Note).

“IFRS Transferred Assets” means (i) all assets of IFRS immediately prior to the Share Purchase, plus (ii) the Purchase Price (including the Note).

“IFRS Assumed Liabilities” means (i) all liabilities of IFRS existing or arising immediately prior to the Share Purchase, whether known or unknown, plus (ii) all liabilities arising after the Closing from the business of IFRS Sub, but does not mean any liabilities arising after the Closing from obligations of IFRS incurred or to be performed after the Closing.

 “Knowledge” means, in the case of IFRS or Purchaser, a particular fact or other matter of which its Chief Executive Officer or the Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Pre-Transactions IFRS Stockholders” means the stockholders of IFRS as of a record date prior to the Closing Date, which record date shall be determined by the Board of Directors of IFRS and publicly announced.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Note, the Guaranty, the Escrow Agreement and the IFRS Sub Agreement

“Transactions” means the Share Purchase and the execution and delivery of the IFRS Sub Agreement.

“Transfer” means to sell, assign, encumber, or otherwise transfer, directly or indirectly.

ARTICLE I
THE TRANSACTIONS

SECTION 1.01                                THE SHARE PURCHASE

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), the Share Purchase shall be consummated, in which the Purchaser shall purchase from IFRS an aggregate of eleven million, five hundred fifty-seven thousand, two hundred and seventeen (11,557,217) authorized and previously unissued shares of Common Stock of IFRS (“Purchased Shares”), which shall represent 89.9% of the then outstanding common stock of IFRS, for an aggregate purchase price (the “Purchased Share Price”) of Two Hundred Thousand Dollars ($200,000), payable at the Closing as follows: (i) Thirty Thousand Dollars ($30,000) cash by wire transfer, and (ii) the delivery to IFRS by Purchaser of the Note.

(a)           The Note.  The Note shall be in the form of Exhibit A hereto.

(b)           Escrow of Purchased Shares.  The Purchased Shares shall be placed in an escrow with Wells Fargo Bank or another bank or escrow company as escrow agent (the “Escrow Agent”) selected by IFRS and reasonably acceptable to Propalms and Wright.  The escrow agreement shall be in substantially the form of Exhibit B hereto (the “Escrow Agreement”), with such changes thereto as shall be reasonably required by the Escrow Agent.

(c)           Guaranty.  At the Closing, Propalms shall provide the Guaranty in the form of Exhibit C hereto.

(d)           Exemption from Registration.  IFRS and Propalms intend that the issuance of the Purchased Shares to Propalms shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02                                           IFRS SUB

Prior to the Closing Date, IFRS shall form IFRS Sub under the laws of the State of Texas.  All IFRS Sub Stock shall be owned by IFRS at the Closing Date.  At the Closing, IFRS shall transfer all IFRS Transferred Assets to IFRS Sub, and IFRS Sub shall assume all of the IFRS Assumed Liabilities (collectively, the “IFRS Transfer”).  Purchaser hereby consents to the IFRS Transfer.

(a)           Management of IFRS Sub.  Commencing on the Closing Date, the Parties hereby agree that the management of IFRS Sub shall be solely pursuant to the IFRS Sub Agreement attached hereto as Exhibit D.

(b)           Distribution or Sale of IFRS Sub.  Within the period of time specified in the IFRS Sub Agreement, upon the written election of Ball, either (i) all of the IFRS Sub Stock will be distributed by IFRS Sub, at its sole expense, to the Pre-Transactions IFRS Stockholders, (ii) the net proceeds from the sale of substantially all of the assets of IFRS Sub will be distributed by IFRS Sub, at its sole expense, to the Pre-Transaction IFRS Stockholders, or (iii) provided that the fair market value of IFRS Sub is then less than One Million Dollars ($1,000,000), all of the outstanding assets of IFRS Sub will be sold to Ball for the then fair market value of IFRS Sub, subject to indemnification by Ball of IFRS for any liabilities of IFRS Sub, and the net proceeds from such sale will be distributed by IFRS Sub, at its sole expense, to the Pre-Transaction IFRS Stockholders.  For purposes of clause (iii) of this Section 1.02(b), the fair market value of IFRS Sub shall be determined by an appraiser selected by Ball and reasonably acceptable to IFRS.

(c)           Escrow of IFRS Sub Stock.  At the Closing Date, the IFRS Sub Stock will be placed in escrow pursuant to the Escrow Agreement together with an executed assignment in blank with respect to the IFRS Sub Stock.  Upon the occurrence of an IFRS Sub Transfer Event, the IFRS Sub Stock shall be transferred to Ball and Ball shall be responsible for complying with Section 1.02(b).

SECTION 1.03	CLOSING

The closing of the Transactions (the “Closing”) shall take place at the offices of IFRS within three (5) business days following the satisfaction or written waiver of the conditions to closing set forth in Article VIII or at such other place or on such other date as may be mutually agreeable to the Parties.  The Parties shall use their reasonable best efforts to cause the Closing to occur not later than April 10, 2010.  The date and time of the Closing are herein referred to as the “Closing Date.” At the Closing, the actions contemplated to occur on the Closing Date by Sections 1.01 and 1.02 shall occur.  Additionally, the Parties agree to conduct a pre-closing not later than the business day prior to the Closing Date to verify that all closing documents are in acceptable form to the Parties.

SECTION 1.04	RESTRICTIONS ON RESALE

The Purchased Shares issued pursuant to this Agreement will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Purchased Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.05	INFORMATION STATEMENT

The cost of the Information Statement required to be mailed and filed pursuant to SEC Rule 14f-1 shall be borne by Purchaser.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF IFRS

                 IFRS hereby represents and warrants to Purchaser and Wright, as of the date of this Agreement, and as of the Closing Date, as follows:

SECTION 2.01                                ORGANIZATION, STANDING AND POWER

IFRS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  IFRS Sub is (or will be upon formation prior to the Closing Date) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and will have corporate power and authority to carry out the transactions contemplated for IFRS Sub by this Agreement.

SECTION 2.02                                SUBSIDIARIES

IFRS owns, or will own prior to the Closing Date, all of the outstanding capital stock of the IFRS Sub.  Other than its ownership of the IFRS Sub, IFRS does not have an ownership interest in any Person.

SECTION 2.03                                CAPITALIZATION

(a)           There are 100,000,000 shares of capital stock of IFRS authorized, consisting of 50,000,000 shares of common stock, $0.001 par value per share (the “IFRS Common Shares”), and 50,000,000 shares of preferred stock, $0.001 par value per share (“IFRS Preferred Shares”). .  As of the date of this Agreement, there are 1,167,279 IFRS Common Shares and no IFRS Preferred Shares issued and outstanding.

(b)           No IFRS Common Shares or IFRS Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of IFRS Common or IFRS Preferred Shares except as provided in this Agreement.   Without limiting the foregoing, the Board of Directors of IFRS will specifically terminate the reserved options, not yet granted, that were approved at the meeting of the Board of Directors of IFRS on June 15, 2009.

(c)           All outstanding IFRS Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights, and have been issued in compliance with all state and federal securities laws or other Applicable Law. The Purchased Shares to be purchased by Purchaser pursuant to the Share Purchase, upon payment of the Purchase Price (including payment of the Note), will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04                                AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of each of the Transaction Documents to which IFRS is a party by IFRS has been duly authorized by all necessary corporate and shareholder action, and each of such Transaction Documents, upon its execution by the Parties, will constitute the valid and binding obligation of IFRS, enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with the provisions of the Transactions by IFRS to which it is a party will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, IFRS's Articles of Incorporation or its Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which IFRS is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to IFRS.

SECTION 2.05                                SEC FILINGS; FINANCIAL CONDITION

The Annual Report on Form 10-K filed by IFRS for the year ended September 30, 2009 and the Quarterly Report on Form 10-Q filed by IFRS for the period ended December 31, 2009 (the “SEC Filings”), with such changes therein as may be made by IFRS in response to the letter to IFRS from the SEC Division of Corporation Finance dated March 22, 2010 (the “SEC Comment Letter”), are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect, other than with respect to the Transactions contemplated by the Transaction Documents.  The financial statements included in the SEC Filings (the “Financial Statements”), subject to any changes therein made by IFRS in response to the SEC Comment Letter, were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of IFRS as of the dates stated and the results of its operations for the periods presented.  IFRS shall use its reasonable good faith best efforts to respond to the SEC Comment Letter and resolve the comments contained therein prior to the Closing Date.  IFRS Sub shall be responsible, at the cost of IFRS Sub, for the preparation of any responses or filings required to be made by IFRS in response to the SEC Comment Letter after the Closing Date; all such responses and/or filings shall be approved by the then Board of Directors of IFRS, which approval shall not be unreasonably withheld.

SECTION 2.06                                ABSENCE OF CERTAIN CHANGES OR EVENTS

Since September 30, 2009, except as reported in the Annual Report filed by IFRS with the Securities and Exchange Commission (“SEC”) on Form 10-K for the period ending on that date, and except as contemplated by this Agreement and the Transaction Documents:

(a)           there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of IFRS;

(b)           IFRS has not (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)           IFRS has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IFRS balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07                                GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with IFRS, is required by or with respect to IFRS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the Nevada Revised Statues.

SECTION 2.08	LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of IFRS, threatened against or affecting, IFRS or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.09	INTERESTED PARTY TRANSACTIONS

Except as disclosed in the SEC Filings, IFRS is not indebted to any officer or director of IFRS, and no such person is indebted to IFRS.

SECTION 2.10                                COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of IFRS, the business of IFRS has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.11	TAX RETURNS AND PAYMENT

IFRS has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in Financial Statements filed by IFRS with the SEC, there is no material claim for Taxes that is a Lien against the property of IFRS other than Liens for Taxes not yet due and payable, none of which is material.  IFRS has not received written notification of any audit of any Tax Return of IFRS being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on IFRS, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by IFRS which is currently in effect, and IFRS is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced IFRS Financial Statements.

SECTION 2.12                                SECURITY LISTING

IFRS is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all IFRS public filings required under the Exchange Act have been made.  The common stock of IFRS is listed for quotation on the OTC Bulletin Board.  To the Knowledge of IFRS, IFRS has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.13                                FINDERS’ FEES

IFRS has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BALL

Ball hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated), as follows:

SECTION 3.01                                ENFORCEABILITY OF TRANSACTION DOCUMENTS

Each of the Transaction Documents to which Ball is a party has been validly executed and delivered by Ball and, upon the execution thereof by the applicable Parties, will constitute the valid and binding obligation of Ball, enforceable against him in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with the provisions of the Transaction Documents by Ball to which Ball is a party will not violate any provision of Applicable Law and will not conflict with or result in any breach in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Ball is a party or any decree, judgment, order, statute, rule or regulation applicable to Ball.

SECTION 3.02                                IFRS

To the Knowledge of Ball, the representations and warranties of IFRS in Article II of this Agreement are true and correct in all material respects and do not contain any material omissions.

SECTION 3.03                                FINDERS’ FEES

Ball has not incurred, nor will he incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to IFRS and to Ball, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated), as follows:

SECTION 4.01                                           ORGANIZATION, STANDING AND POWER

Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Purchaser is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 4.02                                AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of each of the Transaction Documents to which Purchaser is a party has been duly authorized by all necessary corporate and shareholder action, and each of such Transaction Documents, upon its execution by the Parties, will constitute the valid and binding obligation of Purchaser, enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with the provisions of the Transactions by Purchaser to which it is a party will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Purchaser’s Articles of Incorporation or its Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Purchaser.

SECTION 4.03                                 GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Purchaser, is required by or with respect to Propalms in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) Applicable Law.

SECTION 4.04                                 PENDING ACTIONS.

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Purchaser or its officers or Directors that would have a Material Adverse Effect on Purchaser or the Transactions contemplated by this Agreement.  Neither Purchaser nor any of its officers or Directors are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on Purchaser or the Transactions contemplated by this Agreement.

SECTION 4.05                                 COMPLIANCE WITH LAWS.

Purchaser’s operations have been conducted in all material respects in accordance with all Applicable Law.  Purchaser is not, to its knowledge after reasonable due diligence, in violation of any Applicable Law.  Purchaser holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 4.06                                 IFRS SUB AGREEMENT

Purchaser will take no actions to contravene the terms or intentions of the IRFS Sub Management and Purchase Agreement, and will vote all Purchased Shares and any other IFRS securities owned or controlled by Purchaser to enforce the terms of the IFRS Sub Agreement.

SECTION 4.07                                ABILITY TO PAY NOTE

Purchaser currently is able to make all payments on the Note when due.

SECTION 4.08                                FINDERS’ FEES

Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF WRIGHT

Wright hereby represents and warrants to IFRS and Ball, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated), as follows:

SECTION 5.01                                ENFORCEABILITY OF AGREEMENTS

Each of the Transaction Documents to which Wright is a party has been validly executed and delivered by Wright and, upon the execution thereof by the applicable Parties, will constitute the valid and binding obligation of Wright, enforceable against him in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with the provisions of the Transaction Documents by Wright to which Wright is a party will not violate any provision of Applicable Law and will not conflict with or result in any breach in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Wright is a party or any decree, judgment, order, statute, rule or regulation applicable to Wright.

SECTION 5.02                                IFRS SUB AGREEMENT

Wright will take no actions to contravene the terms or intentions of the IRFS Sub Management and Purchase Agreement, and will vote all IFRS securities owned or controlled by him to enforce the terms of the IFRS Sub Agreement.

SECTION 5.03                                PURCHASER

To the Knowledge of Wright, the representations and warranties of Purchaser in Article IV of this Agreement are true and correct in all material respects and do not contain any material omissions.

SECTION 5.04                                FINDERS’ FEES

Wright has not incurred, nor will he incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PROPALMS

Propalms hereby represents and warrants to IFRS and to Ball, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated), as follows:

SECTION 6.01                                ORGANIZATION, STANDING AND POWER

Propalms is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions to be performed by it as contemplated by this Agreement.  Propalms is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 6.02                                AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of each of the Transaction Documents to which Propalms is a party has been duly authorized by all necessary corporate and shareholder action, and each of such Transaction Documents, upon its execution by the Parties, will constitute the valid and binding obligation of Propalms, enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with the provisions of the Transactions by Propalms to which it is a party will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Propalms’ Articles of Incorporation or its Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Purchaser.

SECTION 6.03                                GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Propalms, is required by or with respect to Propalms in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) Applicable Law.

SECTION 6.04                                PENDING ACTIONS.

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Propalms or its officers or Directors that would have a Material Adverse Effect on Propalms or the Transactions contemplated by this Agreement.  Neither Propalms nor any of its officers or Directors are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on Propalms or the Transactions contemplated by this Agreement.

SECTION 6.05                                IFRS SUB AGREEMENT

Propalms will take no actions to contravene the terms of the IRFS Sub Agreement, and will vote all IFRS securities owned or controlled by Propalms to enforce the terms of the IFRS Sub Agreement.

SECTION 6.06                                FINDERS’ FEES

Propalms has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS

SECTION 7.01	COVENANTS OF IFRS

IFRS covenants and agrees that, during the period from the date of this Agreement until the Closing Date, IFRS shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of all Parties hereto:

(a)	shall not amend its Articles of Incorporation or Bylaws;

(b)
shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)	shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)	shall not sell, transfer, or otherwise dispose of any material assets required for the operations of IFRS’s business, except in the ordinary course of business consistent with past practices;

(e)	shall not declare or pay any dividends on or make any distribution of any kind with respect to the IFRS common stock;

(f)	shall not issue any equity securities of IFRS or any right or option to purchase or otherwise acquire any equity security of IFRS or take any action affecting the capitalization of IFRS;

(g)	shall use commercially reasonable efforts to comply with and not be in default or violation under Applicable Law where such violation would have a Material Adverse Effect on IFRS; and

(h)	shall not grant any severance or termination pay to any director, officer or any other employees of IFRS.

SECTION 7.02	COVENANTS OF THE PARTIES

(a)           Announcement.  No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  Upon execution of this Agreement, IFRS shall issue a press release, which shall be reasonably approved by Purchaser and Propalms, and file a Current Report on Form 8-K reporting the execution of the Agreement and providing all required information with respect thereto.

(b)           Notification of Certain Matters.  Each Party shall give prompt written notice to the other Parties of:

(i)           The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)           Any material failure of a Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c)           Reasonable Best Efforts.  Upon the terms and subject to the conditions of this Agreement and the other Transaction Documents, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Transactions and to comply with the terms thereof.

(d)           Access to Information

(i)           Inspection by Purchaser.  IFRS will make available for inspection by Purchaser and Wright, during normal business hours and in a manner so as not to interfere with normal business operations, all of IFRS’s records (including tax records), books of account, premises, contracts and all other documents in IFRS’s possession or control that are reasonably requested by Purchaser or Wright to inspect and examine the business and affairs of IFRS.  IFRS will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Purchaser or Wright concerning the business and affairs of IFRS.  Purchaser and Wright will treat and hold as confidential any information they receive from IFRS in the course of the reviews contemplated by this Section 7.02(e).  No examination by Purchaser or Wright will, however, constitute a waiver or relinquishment by Purchaser or Wright of their rights to rely on IFRS’s covenants, representations and warranties made herein or pursuant hereto.

(ii)           Inspection by IFRS.  Purchaser will, if requested, make available for inspection by IFRS, during normal business hours and in a manner so as not to interfere with normal business operations, all of Purchaser’s records (including tax records), books of account, premises, contracts and all other documents in their possession or control that are reasonably requested by IFRS to inspect and examine the business and affairs of Purchaser.  Purchaser will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of IFRS concerning the business and affairs of Purchaser.  IFRS will treat and hold as confidential any information it receives from Purchaser in the course of the reviews contemplated by this Section 7.02(e).  No examination by IFRS will, however, constitute a waiver or relinquishment by IFRS of its rights to rely on Purchaser’s covenants, representations and warranties made herein or pursuant hereto.

SECTION 7.03                                POST-CLOSING COVENANTS

Each Party covenants and agrees that, until the Note has been paid in full:

(a)           IFRS shall not, directly or indirectly, cause IFRS Sub to issue, or permit IFRS Sub to issue, any IFRS Sub securities except pursuant to the IFRS Sub Agreement.

(b)           IFRS shall not, directly or indirectly, cause IFRS Sub to, or permit IFRS Sub to, sell all or any substantial portion of the IFRS Sub assets except pursuant to the IFRS Sub Agreement

(c)           No Party or affiliate of a Party shall challenge, whether in court or arbitration, the validity or enforceability of any Transaction Document or any provision thereof.

(d)           Each Party will use its or his reasonable good faith efforts to cause the transfer agent for IFRS to (i) permit transfers of Purchased Shares authorized by the Transaction Documents and (ii) refuse transfers of Purchased Shares in violation of the Transaction Documents.

(e)           Purchaser and Wright shall use their reasonable good faith efforts, taking into account their respective positions with IFRS, to cause IFRS to comply with Applicable Law.

ARTICLE VIII
CONDITIONS PRECEDENT

SECTION 8.01                                CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both IFRS and Purchaser:

(a)           Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)           Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

SECTION 8.02	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IFRS AND BALL

The obligations of IFRS and Ball on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by IFRS and Ball:

(a)           Consents and Approvals.  Purchaser, Wright and Propalms shall have obtained all required consents to the consummation of the transactions contemplated by this Agreement.

(b)           Representations and Warranties.  The representations and warranties by each of Purchaser, Wright and Propalms in this Agreement shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)           Performance. Purchaser, Wright and Propalms shall have performed and complied in all material respects with all agreements to be performed or complied with by either of them pursuant to this Agreement and the other Transaction Documents at or prior to the Closing.

(d)           Proceedings and Documents.  All corporate, company and other proceedings of Purchaser, Wright and/or Propalms in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to IFRS, Ball and their counsel, and they shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)           Certificates of Good Standing.  Purchaser shall have delivered to IFRS a certificate as to the good standing of Purchaser certified by the Secretary of State of the State of Washington, dated on or within fourteen (14) business days prior to the Closing Date.

(f)           Material Changes.  Except as contemplated by this Agreement, since the date hereof, none of Purchaser, Wright or Propalms shall not have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of the foregoing is a party which is reasonably likely to have a Material Adverse Effect on such Party or on the Transactions.

(g)           Due Diligence.  IFRS shall have completed to its own satisfaction due diligence in relation to Purchaser, Wright and Propalms, except that this shall cease to be a condition precedent unless on or within ten (10) days after the date of this Agreement IFRS shall have delivered a written notice stating that it is not satisfied with the results of its due diligence.

(h)           Transaction Documents.  Each of Purchaser, Wright and Propalms shall have executed and delivered all Transaction Documents required to be executed by such Party.

(j)           Information for Information Statement.  Not later than March 18, 2010, Purchaser and Wright shall have provided to IFRS all information required by SEC Rule 14f-1 with respect to the proposed new directors of IFRS.

SECTION 8.03	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER, WRIGHT AND PROPALMS

The obligations of Purchaser, Wright and Propalms on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by IFRS and Ball:

(a) Consents and Approvals.  IFRS and Ball shall have obtained all required consents to the consummation of the transactions contemplated by this Agreement.

(b) Representations and Warranties.  The representations and warranties by each of IFRS and Ball shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c) Performance.  Each of IFRS and Ball shall have performed and complied in all material respects with all agreements to be performed or complied with by either of them pursuant to this Agreement prior to or at the Closing.

(d) Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, Wright and Propalms and their counsel, and they shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e) Certificates of Good Standing.  IFRS shall have delivered to Propalms a certificate as to its and IFRS Sub’s good standing in their respective state of incorporation, in each case certified by the applicable Secretary of State not more than fourteen (14) business days prior to the Closing Date.

(f) Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither IFRS, Ball nor the IFRS Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which IFRS, Ball or the IFRS Sub is a party which is reasonably likely to have a Material Adverse Effect on IFRS, Ball or the IFRS Sub.

(g) Due Diligence.                                Purchaser and Wright shall have completed to their own satisfaction due diligence in relation to IFRS, except that this shall cease to be a condition precedent unless on or within ten (10) days after the date of this Agreement Purchaser or Wright shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

(h) Status of IFRS.  As at the Closing Date, IFRS (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have outstanding 1,167,229 IFRS Common Shares (excluding the Purchased Shares and the Exchange Shares) and no IFRS Preferred Shares; and except as provided hereunder, there shall be outstanding no options, warrants or rights to acquire capital stock of IFRS whether for additional consideration or on conversion.

(i) IFRS Board of Directors and Officers.  At the Closing Date, all of the officers and members of the board of directors of IFRS shall tender their resignations as officers and directors of IFRS.

(j) Information Statement.  No less than ten days prior to the Closing, IFRS shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by SEC Rule 14f-1, which information regarding the proposed new directors of IFRS shall be provided by Purchaser and Wright.

ARTICLE IX
TERMINATION

SECTION 9.01                                TERMINATION

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by:

(a)           The mutual written consent of the Parties;

(b)           Any Party, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Transactions or any of them as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)           IFRS or Ball, if Purchaser, Wright or Propalms shall have breached in any material respect any of its or his representations, warranties, covenants or other agreements contained in this Agreement, or by IFRS or Ball, if it or he is not satisfied with the results of its due diligence investigation and it so notifies Purchaser, Wright and Propalms within ten (10) days after the date of this Agreement;

(d)           Purchaser or Wright, if IFRS or Ball shall have breached in any material respect any of its or his representations, warranties, covenants or other agreements contained in this Agreement, or by Purchaser or Wright, if it or he is not satisfied with the results of its due diligence investigation and it so notifies IFRS and Ball within ten (10 days after the date of this Agreement;

(e)           Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by April 15, 2010, unless extended by written agreement of the Parties.

SECTION 9.02                                EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 9.01, written notice of such termination shall be given by the terminating Party to the other Parties specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of any Party provided, however, that  (a) the provisions of Articles IX, X and XI hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any Party at the time of such termination.

ARTICLE X
CONFIDENTIALITY

SECTION 10.01                             CONFIDENTIALITY

Each Party will keep confidential all information and documents obtained from any of the other Parties pursuant this Agreement (except for any information disclosed to the public pursuant to a press release authorized by the Parties or for information required to be provided in a filing with the SEC by any of the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE XI
INDEMNIFICATION

SECTION 11.01                              INDEMNIFICATION

Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the other Parties, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of a Party, any subsidiary or affiliate thereof or an employee thereof, any subsidiary or affiliate thereof, and their respective heirs, legal representatives, successors and assigns (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any material breach of this Agreement by the Indemnifying Party, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct in any material respect at or before the Closing.  Any Indemnified Party wishing to claim indemnification under this Section 11.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party in writing, but the failure to so notify shall not relieve the Indemnifying Party from any liability that it may have under this Section 11.01, except to the extent that such failure would materially prejudice the Indemnifying Party.

SECTION 11.02                              LIMITATION ON INDEMNIFICATION

Each Party hereto acknowledges and agrees that this Agreement and the Transactions contemplated hereby are the result of arms-length negotiation between the Parties, and that neither the Agreement nor the Transaction is not intended to involve a personal loan to a director or executive officer of IFRS.  For purposes of this Agreement and the Transaction Documents, the Agreement and the Transactions contemplated hereby shall be conclusively presumed not to involve a personal loan to a director or executive officer of IFRS.

ARTICLE XII
MISCELLANEOUS

SECTION 12.01                              EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 12.02                              APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 12.03                              NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)           If sent by reputable overnight air courier (such as Federal Express) for delivery on the next business day, the first business day after being sent;

(b)           If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)	If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to Purchaser or to Wright, to:

Take Flight Equities, Inc.
c/o William M. Wright
Focus Systems, Inc.
4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
Telephone: 360-473-1160
Facsimile: 360-692-2798

with a copy to (which shall not constitute notice):

Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Fl. 34208
Telephone: (941) 747-5290
Facsimile: 866-640-6858

If to IFRS or to Ball, to:

Gary Ball
Infrared Systems International, Inc.
15 North Longspur Drive
Woodlands, TX  77380
Telephone: 281-419-1955
Facsimile: 832-442-3027

with a copy to (which shall not constitute notice):

Edward T. Swanson, Esq.
2071 N. Altadena Drive
Altadena, CA 91001
Telephone: 310-283-1035
Facsimile: 866-397-0114

If to Propalms, to:

Propalms, Inc.
Unit 4
Park Farm Courtyard
Easthorpe
Malton
North Yorkshire Y017 6QX
United Kingdom
Telephone: 44-1653-696060
Facsimile: +44 1653 693 040

with a copy to (which shall not constitute notice):

Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Fl. 34208
Telephone: (941) 747-5290
Facsimile: 866-640-6858

Each Party may change its address by written notice in accordance with this Section.

SECTION 12.04                              ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter, including without limitation the Letter of Intent made by Propalms and IFRS dated January 28, 2010.

SECTION 12.05                             AMENDMENT AND WAIVER

This Agreement may be amended only if such amendment is set forth in a writing executed by all Parties.  Any provision of this Agreement may be waived, provided that any such waiver shall be binding upon a Party only if such waiver is set forth in a writing executed by that Party.

SECTION 12.06                              BINDING AGREEMENT; ASSIGNMENT

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that, except as specifically provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

SECTION 12.07                              COUNTERPARTS; FACSIMILE EXECUTION

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement. Execution and delivery of this Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

SECTION 12.08                              NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 12.09                              DISPUTES

 (a)           Arbitration; Attorney Fees.   Any dispute involving the interpretation, application or enforcement of this Agreement shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this Section 12.09(a). The arbitration hearing shall take place in Las Vegas, Nevada before one arbitrator, who shall be a retired judge (unless none is reasonably available).  The arbitrator shall comply with the provisions of section 12.09(b) below, unless the parties to the arbitration consent otherwise. The arbitrator shall submit a written finding of facts and conclusions of law.  The arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from or modify terms of this Agreement except to the extent otherwise provided in Section 12.09(c). The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the parties hereto.  THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION, EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.  In the event that any party to this Agreement shall initiate arbitration based on this Agreement, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this Agreement, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing party in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney’s fees.

(b)           Venue.  Jurisdiction and venue for any action will be in Las Vegas, Nevada.

(c)           Severability.  If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

SECTION 12.10                              SURVIVAL

All representations, warranties, covenants, and agreements (and exceptions thereto) set forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby.

SECTION 12.11                              RULES OF CONSTRUCTION

(a)           General.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b)           Gender; Number.  Wherever applicable, references herein to the masculine, feminine or neuter shall equally apply to the neuter, feminine and masculine.  Furthermore, wherever applicable in this Agreement, the singular shall include the plural.

(c)           Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

INFRARED SYSTEMS INTERNATIONAL

By:	/s/GARY E. BALL
Name:	Gary E. Ball
Title:	President

TAKE FLIGHT EQUITIES, INC.

By:	/s/ WILLIAM M. WRIGHT III
Name:	William M. Wright III
Title:	President

PROPALMS, INC.

By:	/s/ ROBERT ZYSBLAT
Name:	Robert Zysblat
Title:	President

/s/ WILLIAM M. WRIGHT III
William M. Wright III

/s/ GARY E. BALL
Gary E. Ball

EXHIBIT A
PROMISSORY NOTE

$170,000                                                                                                                   April __, 2010

FOR VALUE RECEIVED, Take Flight Equities, Inc., a Washington corporation (“Purchaser”), or its permitted or required assign(s) or transferee(s) as hereinafter provided (the "Obligor"), promises to pay to the order of Infrared Systems International, a Nevada corporation (“IFRS”), or its permitted or required assign(s) or transferee(s) as hereinafter provided ("Holder"), the principal sum of One Hundred Seventy Thousand Dollars ($170,000) (the "Principal Amount"), without interest except as hereinafter provided.

                Obligor waives demand, presentment for payment, protest, notice of protest and notice of nonpayment except as specifically provided in this Note.  Obligor further agrees that any modification or extension of the terms of payment of this Note made by Holder shall not diminish or impair Holder’s liability for the payment hereunder and that none of the terms or provisions hereof may be waived, altered modified or amended except as Holder may consent thereto in writing duly executed by Holder.  Holder may delay or forego enforcing any of its rights or remedies under this Note without losing them.

Holder at any time, and from time to time promptly will execute and deliver such further documents and do such further acts and things as Holder reasonably may request in order to effect fully the purposes of this Note.

1.           Terms; Transfer of Note.  This Note is being issued and delivered by Purchaser pursuant to Section 1.01 of that certain Share Purchase and Exchange Agreement dated March __, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Purchaser, IFRS, Propalms, William M. Wright III (“Wright”), and Gary E. Ball (“Ball”).  Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.  As provided in the Purchase Agreement, the Note shall be transferred at the Closing by IFRS to Infrared Applications Inc, a Texas corporation (“IFRS Sub”), and no documentation other than the Purchase Agreement or this Note shall be required for such transfer, which transfer shall be deemed to have automatically occurred at the Closing.

2.           Payments.

(a)           Except as hereinafter provided in this Note, the Principal Amount shall be due and payable as follows: (i) on or before each of July __, 2010 through and including May __, 2011, the Obligor shall pay to the Escrow Agent, on behalf of the Holder, the sum of Fourteen Thousand One Hundred Sixty-Six Dollars and Sixty-Six Cents ($14,166.66), and (ii) on or before June __ 2011, the Obligor shall pay to the Escrow Agent, on behalf of the Holder and as provided in the Escrow Agreement, the sum of Fourteen Thousand One Hundred Sixty-Six Dollars and Seventy-Four Cents ($14,166.74).  Each of (x) July __, 2010 through and including May __, 2011 and (y) June __, 2011 is hereinafter sometimes referred to as a “Payment Date”, and the amount due on each Payment Date is hereinafter sometimes referred to as a “Payment.”

(b)           All Payments due and payable pursuant to Section 2(a) shall be made in lawful currency of the United States of America at the address of the Escrow Agent, or such other place as Escrow Agent shall designate in writing, and shall be payable by bank cashiers check or wire transfer.

                 3.          Prepayments.  The Obligor shall be entitled to prepay any Payment.

4.           Transfer to Ball.  Upon the occurrence of a Nonpayment Event or an Event of Default (as those terms are defined in Section 5 hereinafter), this Note shall be deemed to have been transferred by Purchaser to Ball as Obligor without further action by Purchaser or Ball (a “Default Transfer”).  A Default Transfer shall be deemed to have occurred as of the date of the Nonpayment Event or Event of Default.  Purchaser and Ball, by their execution of this Note, hereby consent to the Default Transfer upon a Nonpayment Event or upon an Event of Default.

(a)           Upon a Default Transfer, all Purchased Shares then subject to the Escrow Agreement (the “Remaining Shares”) shall concurrently be deemed to have been transferred by Purchaser to Ball without further action by Purchaser or Ball, and Ball thereafter shall be deemed to be the owner of the Remaining Shares with all rights pertaining to such Remaining Shares.  Purchaser and Ball, by their execution of this Note, hereby consent to such Transfer of the Remaining Shares upon a Default Transfer.

(b)           Upon a Default Transfer, the Payment Date for each Payment not yet made with respect to the Note shall be extended until December 31, 2018, subject to prepayment in whole or in part at the election of Ball.

5.           Nonpayment Event; Events of Default.
(a)           A “Nonpayment Event” shall have the meaning set forth in the Escrow Agreement.

(b)           An “Event of Default” under this Note shall mean the occurrence of any of the following:

(i)           Involuntary Bankruptcy, Etc.  If any of the following events occurs, and is not dismissed, withdrawn, or discharged within thirty (30) days after the occurrence of such event: (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Purchaser, IFRS, or (prior to a distribution pursuant to Section 1.02(b) of the Purchase Agreement) IFRS Sub (any of the foregoing, a “Designated Party”) in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against a Designated Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (C) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Designated Party or over all or a substantial part of the property of a Designated Party shall have been entered; or (D) the involuntary appointment of an interim receiver, trustee or other custodian of a Designated Party for all or a substantial part of its property shall have occurred; (E) or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Designated Party.

(ii)           Voluntary Bankruptcy, Etc.  An order for relief shall be entered with respect to Purchaser or IFRS, or Purchaser or IFRS shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or Purchaser or IFRS shall make an assignment for the benefit of creditors; or Purchaser or IFRS shall admit in writing its inability to pay its debts as such debts become due; or the Board of Directors of IFRS shall adopt any resolution or otherwise authorize action to approve any of the foregoing.

(iii)           Breach of Post-Closing Covenants.  There is a breach or attempted breach (other than by Ball) of paragraph (a), (b) or (c) of Section 7.03 of the Purchase Agreement, which breach is not cured within two (2) business days after written notice of such breach is given to the breaching Party by the Holder or Escrow Agent.

(iv)           Breach of Other Provisions of Purchase Agreement or Transaction Document.  A Party (other than Ball) breaches a material provision of the Purchase Agreement (other than paragraph (a), (b) or (c) of Section 7.03 of the Purchase Agreement) or of a Transaction Document, and such breach is not cured within ten (10) business days after written notice of such breach is given to the breaching Party by the Holder.

(v)           Attempted Transfer of Remaining Shares.  The Obligor attempts or purports to Transfer any of the Remaining Shares (as that term is defined in the Escrow Agreement).

(c)           Dispute Regarding Event of Default.  In the event that the then Obligor disputes whether there is an Event of Default, the dispute shall be resolved pursuant to Section 6.8 of this Note, and the Obligor shall continue to make Payments on the Note while the dispute is being resolved as if an Event of Default had not occurred.  Should the arbitrator determine that there has been an Event of Default, all payments made during such dispute shall be returned to such party, subject to offset for any amount assessed to such party by the arbitrator.  Failure to make a Payment on the Note during a dispute by the Obligor when due, and not cured within the period specified in the Escrow Agreement, shall constitute a Nonpayment Event.

6.           Miscellaneous.

6.1           Applicable Law. This Note shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

6.2           Loss or Mutilation of Note. Upon receipt by Holder of evidence satisfactory to Holder of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Holder, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Holder shall execute and deliver to Escrow Agent on behalf of Obligor a new Note of like tenor and denomination as this Note.

6.3           Notices. All notices and other communications under this Note shall be in writing and shall be deemed to have been duly given or made as follows:

(a)           If sent by reputable overnight air courier (such as Federal Express) for delivery on the next business day, the first business day after being sent;

(b)           If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)	If otherwise actually personally delivered, when delivered.

All notices and other communications under this Note shall be sent or delivered as follows:

If to Propalms, to:

Propalms, Inc.
Unit 4
Park Farm Courtyard
Easthorpe
Malton
North Yorkshire Y017 6QX
United Kingdom
Telephone: 44-1653-696060
Facsimile:

with a copy to (which shall not constitute notice):

Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Fl. 34208
Telephone: (941) 747-5290
Facsimile: 866-640-6858

If to Purchaser or Wright, to:

William M. Wright
Focus Systems, Inc.
4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
Telephone: 360-473-1160
Facsimile: 360-692-2798

with a copy to (which shall not constitute notice):

Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Fl. 34208
Telephone: (941) 747-5290
Facsimile: 866-640-6858

If to IFRS Sub or to Ball, to:

Gary Ball
15 North Longspur Drive
Woodlands, TX  77380
Telephone: 281-419-1955
Facsimile: 832-442-3027

with a copy to (which shall not constitute notice):

Edward T. Swanson, Esq.
2071 N. Altadena Drive
Altadena, CA 91001
Telephone: 310-283-1035
Facsimile: 866-397-0114

                 Each Party may change its address by written notice in accordance with this Section.

6.4           Amendment and Waiver. This Note may be amended only if such amendment is set forth in a writing executed by all parties.  Any provision of this Note may be waived, provided that any such waiver shall be binding upon a party only if such waiver is set forth in a writing executed by that party.

6.5           Binding Agreement; Assignment. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that, except as specifically provided in this Note, neither this Note nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other parties.

6.6           Counterparts; Facsimile Execution.  This Note may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same Note. Execution and delivery of this Note by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

6.7           No Third Party Beneficiaries.  Except as expressly provided by this Note, nothing herein is intended to confer upon any person or entity not a party to this Note any rights or remedies under or by reason of this Note.

6.8           Disputes.

           (a)           Arbitration; Attorney Fees.   Any dispute involving the interpretation, application or enforcement of this Note shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this Section 6.8(a). The arbitration hearing shall take place in Las Vegas, Nevada before one arbitrator, who shall be a retired judge (unless none is reasonably available).  The arbitrator shall comply with the provisions of section 6.8(b) below, unless the parties to the arbitration consent otherwise. The arbitrator shall submit a written finding of facts and conclusions of law.  The arbitrator shall have authority only to interpret and apply provisions of this Note and shall have no authority to add to, subtract from or modify terms of this Note except to the extent otherwise provided in Section 6.8(c). The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the parties hereto.  THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION, EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.  In the event that any party to this Note shall initiate arbitration based on this Note, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this Note, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing party in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney’s fees.

(b)           Venue.  Jurisdiction and venue for any action will be in Las Vegas, Nevada.

(c)           Severability.  If a court or an arbitrator of competent jurisdiction holds any provision of this Note to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of this Note would be defeated by the loss of the illegal, unenforceable, or invalid provision.

6.9           Rules of Construction.

(a)           General.  The parties agree that they have been represented by counsel during the negotiation and execution of this Note and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b)           Gender; Number.  Wherever applicable, references herein to the masculine, feminine or neuter shall equally apply to the neuter, feminine and masculine.  Furthermore, wherever applicable in this Note, the singular shall include the plural.

(c)           Captions.  The captions used in this Note are for convenience of reference only and do not constitute a part of this Note and shall not be deemed to limit, characterize, or in any way affect any provision of this Note, and all provisions of this Note shall be enforced and construed as if no caption had been used in this Note.

6.10           Access to Legal Counsel. Each party hereto acknowledges that it, he or she has been provided the opportunity and encouraged to obtain legal counsel prior to the execution of this Note.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, this Note is executed as of the date first above written.

TAKE FLIGHT EQUITIES, INC.

By:
Name:        William  M. Wright III
Title:           President

PROPALMS, INC.

By:
Name:        Robert Zysblat
Title:           President

INFRARED SYSTEMS INTERNATIONAL

By:
Name:        Gary E. Ball
Title:           President

INFRARED APPLICATIONS INC.

By:
Name:        Gary E. Ball
Title:           President

_____________________________________
WILLIAM M. WRIGHT III

_________________________________
GARY E. BALL

EXHIBIT B
ESCROW AGREEMENT

           This Escrow Agreement (the “Escrow Agreement”) is made and entered into as of April __, 2010 by and among Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), Infrared Applications Inc., a corporation formed under the laws of the State of Texas (“Subsidiary”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”), the foregoing being sometimes referred to herein collectively as the “Parties,” and individually, a “Party”, and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

Reference is hereby made to that certain Share Purchase Agreement by and among Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”),  and certain of the Parties of even date herewith (the “Purchase Agreement”), the Promissory Note by and among certain of the Parties of even date herewith (the “Note”), and the Management and Distribution Agreement by and among certain of the Parties of even date herewith (the “Management Agreement”). Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement, the Note or the Management Agreement, as applicable.

WHEREAS, the Parties have entered into the Transaction Documents to provide for certain Transactions; and

WHEREAS, the Transaction Documents provide, inter alia, for the placement into escrow of the Purchased Shares, the Note, and the Subsidiary Shares (collectively, the “Escrowed Items”); and

WHEREAS, the Parties agree to place the Escrowed Items in escrow with the Escrow Agent, and the Escrow Agent agrees to hold and distribute the Escrowed Items, in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, in consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
DEPOSITS AND DISBURSEMENTS

           Section 1.1.                      Receipt of Escrowed Items. On the Closing Date, the Parties shall deliver to the Escrow Agent (i) the Purchased Shares, in certificates for the amounts specified hereinafter, together with executed assignments in blank and executed transfer instructions instructing the transfer agent to transfer the shares represented by the certificate in question to the designated person; (ii) the Note; and (iii) the Subsidiary Shares, represented by one stock certificate, together with an executed assignment in blank.

Section 1.2                      Payments on the Note.

(a)           The then Obligor for the Note shall pay to the Escrow Agent all Payments due on the Note on or before the Payment Date.  Until the occurrence of a Nonpayment Event (as hereinafter defined), the Obligor responsible for the Payments shall be Purchaser.  Each Payment received by the Escrow Agent shall be delivered by the Escrow Agent to Subsidiary by transfer of such Payment to an account maintained by Subsidiary with Escrow Agent.

(b)           If the Escrow Agent does not receive a Payment from Purchaser by the applicable Payment Date, the Escrow Agent promptly shall provide written notice by facsimile to all Parties that the Payment has not been received (the “Nonpayment Notice”).  If the Payment is not received within five (5) business days after the Escrow Agent provides the Nonpayment Notice (such event hereinafter being referred to as a “Nonpayment Event”), the Escrow Holder shall provide written notice by facsimile to all Parties.  Thereupon, as provided in Section 6 of the Note, the Note shall be deemed by all Parties to have been transferred to Ball as Obligor, and the Payment Dates for any unpaid payments shall automatically become December 31, 2018, as provided in Section 6(b) of the Note.  Any purported Payment received more than five (5) business days after the Nonpayment Notice shall be returned by the Escrow Agent to the person delivering the purported Payment.

(c)           Upon the occurrence of an Event of Default (as that term is defined in the Note), the Note shall be deemed by all Parties to have been transferred to Ball as Obligor, and the Payment Dates for any unpaid payments shall automatically become December 31, 2018, as provided in Section 6(b) of the Note.  The then Holder shall give written notice (the “Default Notice”) to all other Parties and to the Escrow Agent that an Event of Default has occurred.  Unless the Escrow Agent receives written notice from a Party disputing the occurrence of an Event of Default that does not involve a Nonpayment Event within five (5) business days after the Default Notice, the Escrow Agent shall deem the Note to have been transferred to Ball as Obligor.  In the event of timely notice of a dispute regarding the occurrence of an Event of Default, the Escrow Holder shall not transfer the Note until the Escrow Agent either receives joint written instructions from Purchaser and Ball regarding the Note or receives a copy of a written judgment of the arbitrator hearing the dispute as to the resolution of such dispute.

(d)           Upon receipt of the final Payment due with respect to the Note, the Escrow Agent shall mark the Note “paid in full” and deliver the Note so marked to the then Obligor.

Section 1.3                      Disbursements of the Purchased Shares.

(a)           The Purchased Shares delivered to the Escrow Agent on the Closing Date shall consist of certificates for an aggregate of 11,557,217 Purchased Shares as follows: one certificate for 600,000 Purchased Shares; ten (1) certificates each for 300,000 Purchase Shares; and one certificate for 7,957, 217 Purchased Shares.  Each certificate shall be accompanied by an executed assignment in blank and executed transfer instructions.

(b)           Provided that neither a Nonpayment Event nor an Event of Default has occurred at such time, the Escrow Agent shall release from escrow to Purchaser a portion of the Purchased Shares (together with the applicable assignment in blank and executed transfer instructions) as follows: (i) upon receipt of the first Payment from Purchaser, a certificate for 600,000 Purchased Shares; (ii) upon receipt of each of the second through eleventh Payments from Purchaser, a certificate for 300,000 Purchased Shares; and (iii) upon receipt of the final Payment from Purchaser, a certificate for 7,957,217 Purchased Shares.  All Purchased Shares not yet released to Purchaser pursuant to this Section 1.3(b) shall be referred to sometimes as the “Remaining Shares.”  In the event that there is a dispute regarding the existence of an Event of Default, any Purchased Shares otherwise to be released to Purchaser pursuant to this Section 1.3(b) shall remain in Escrow pending the resolution of the dispute as provided in Section 6.3 of the Note.

(c)           If a Nonpayment Event or Event of Default occurs, the Remaining Shares (together with the applicable assignment in blank and executed transfer instructions) will be released to Ball in the amounts specified in Section 1.3(b) upon receipt of each Payment from Ball.

                Section 1.4                      Disbursements of the Subsidiary Shares.

(a)           The Subsidiary Shares delivered to the Escrow Agent on the Closing Date shall consist of one certificate for an aggregate of 100 Subsidiary Shares, which shall be all of the outstanding stock of the Subsidiary.  The certificate shall be accompanied by an executed assignment in blank.  At any time while the Subsidiary Shares are held by Escrow Agent, the Subsidiary shall have the right to convert the 100 Subsidiary Shares into 1,167,279 Subsidiary Shares, all of which Subsidiary Shares shall remain in Escrow until release pursuant to the terms of this Escrow Agreement.

(b)           Upon written notice from Ball to the Escrow Agent, with copies to all other Parties, that a Subsidiary Stock Distribution (as that term is defined in the Management Agreement) is to be effected by the Subsidiary, the Escrow Agent shall deliver the Subsidiary Shares to a transfer agent designated by the Subsidiary for distribution pursuant to the Subsidiary Stock Distribution.

(c)           Upon the occurrence of a Nonpayment Event or an Event of Default (as that term is defined in the Note), ownership of the Subsidiary Shares shall transfer to Ball in accordance with Section 1.04(c) of the Purchase Agreement.   If Escrow Agent receives written notice from a Party that an Event of Default has occurred, the Escrow Agent shall provide written notice thereof (the “Default Notice”) to the other Parties.  If any Party gives written notice to Escrow Agent that it disputes the occurrence of an Event of Default within ten (10) business days after Escrow Agent delivers the Default Notice, the Escrow Agent will notify all Parties of the dispute, and it will be the obligation of the Parties to resolve such dispute by mutual written agreement or by the decision of an arbitrator pursuant to Section 11.09 of the Purchase Agreement.  A copy of any arbitration decision pursuant to Section 11.09 of the Purchase Agreement shall be delivered to Escrow Agent, and Escrow Agent is authorized to rely thereon.

(d)           Upon the earlier of (i) written notice from Ball to the Escrow Agent, with copies to all other Parties, that a Subsidiary Proceeds Distribution (as that term is defined in the Management Agreement) has been effected, or (ii) twenty-four (24) months after the Closing Date, the Escrow Agent shall deliver all Subsidiary Shares to IFRS; provided, however, that if, prior to such event, ownership of the Subsidiary Shares has transferred to Ball as set forth in Section 1.4(c) above, the Subsidiary Shares shall be delivered to Ball.

Section 1.5.                      Termination.                                Upon the disbursement of all of the Escrow Items, this Escrow Agreement shall terminate and be of no further force and effect, except that the provisions of Article 3 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.                      Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.                      Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 or Section 3.4, as applicable, for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.                      Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of all the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1, Exhibit B-2 and Exhibit B-3 to this Escrow Agreement.

Section 2.4.                      Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.                      No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

 Section 3.1.                      Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

                 Section 3.2.                      Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

                Section 3.3.                      Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Items and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

                Section 3.4.                      Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Subsidiary. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds or shares under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent also shall be compensated by such Parties for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

                Section 3.5.                      Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Items until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Items, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Items, in which event the Escrow Agent shall be authorized to disburse the Escrow Items in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Items and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

                Section 3.6.                      Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

                 Section 3.7.                      Attachment of Escrow Items; Compliance with Legal Orders.  In the event that any Escrow Items shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Items, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4
MISCELLANEOUS

 Section 4.1.                                Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement except the right of Propalms to receive notices as provided in Section 4.3.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and the Escrow Agent and shall require the prior written consent of the other Parties and the Escrow Agent.

 Section 4.2.                      Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Items escheat by operation of law.

 Section 4.3.                                           Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, or (ii) by facsimile transmission with written confirmation of receipt.  If notice is given to a Party, it shall be given at the facsimile address for such Party set forth below, with copies as set forth below.  It shall be the responsibility of the Parties or a person designated below to receive copies to notify the Escrow Agent and the other Parties in writing of any facsimile or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Purchaser or to Wright, to:

William M. Wright
Focus Systems, Inc.
4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
Telephone: 360-473-1160
Facsimile: 360-692-2798

with a copy to (which shall not constitute notice):

Kimberly L. Graus, Esq.
4949 SR 64 E, #141
Bradenton, Fl. 34208
Facsimile: 866-640-6858

and to:

Propalms, Inc.
Unit 4
Park Farm Courtyard
Easthorpe
Malton
North Yorkshire Y017 6QX
United Kingdom
Facsimile:

If to Subsidiary or to Ball, to:

Gary Ball
Infrared Applications Inc.
15 North Longspur Drive
Woodlands, TX  77380
Facsimile: 832-442-3027

with a copy to (which shall not constitute notice):

Edward T. Swanson, Esq.
2071 N. Altadena Drive
Altadena, CA 91001
Facsimile: 866-397-0114

     If to the Escrow Agent:

Wells Fargo Bank, National Association
______________________
______________________
______________________
Facsimile:

Section 4.4.                      Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 4.5.                      Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Items.

Section 4.6.                      Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.                      Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.                      Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.                      Access to Legal Counsel.  Each party hereto acknowledges that it, he or she has been provided the opportunity and encouraged to obtain legal counsel prior to the execution of this Escrow Agreement.

Section 4.10.                      Counterparts; Facsimile Execution.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.  Execution and delivery of this Escrow Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

Remainder of Page Intentionally Left Blank

                 IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

INFRARED APPLICATIONS INC.

By:
Name:         Gary E. Ball
Title:           President

INFRARED SYSTEMS INTERNATIONAL

By:
Name:         Gary E. Ball
Title:           President

TAKE FLIGHT EQUITIES, INC.

By:
Name:         William  M. Wright III
Title:           President

_____________________________________
WILLIAM M. WRIGHT III

_________________________________
GARY E. BALL

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By: ________________________________
Name:______________________________
Title:_______________________________

EXHIBIT C
GUARANTY

This Guaranty, dated as of April __, 2010 (the “Guaranty”), is made by Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Guarantor”), in favor of Infrared Applications Inc., a corporation formed under the laws of the State of Texas (“Subsidiary”), in accordance with that certain Share Purchase Agreement dated March __, 2010 (the “Purchase Agreement”) among Guarantor, Subsidiary, and the other Parties (as that term is defined in the Purchase Agreement). Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

RECITALS

WHEREAS, the Guarantor is required to enter into this Guaranty as a condition to the consummation of the Share Purchase; and

WHEREAS, Guarantor will receive substantial direct and/or indirect benefits from the Share Purchase and other Transactions contemplated by the Purchase Agreement and from the transfer of control of IFRS to Purchaser as a result of the Share Purchase;

NOW, THEREFORE, in consideration of the recitals herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce IFRS to sell the Purchased Shares pursuant to the Purchase Agreement, Guarantor agrees as follows:

1.           Representations and Warranties of Guarantor.  Guarantor hereby represents and warrants to Purchaser as follows:

1.1           Authorization.  The Guarantor has the requisite power and authority to enter into this Guaranty.

1.2           Due Execution and Delivery; Binding Obligations.  This Guaranty has been duly executed and delivered by the Guarantor, and this Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state laws or the public policy underlying such laws.

           2.           Guaranty.  Upon the occurrence of a Nonpayment Event (as that term is defined in the Escrow Agreement), in full satisfaction of Guarantor’s obligations hereunder, Guarantor hereby unconditionally promises to pay to Subsidiary a cash amount equal to one half of the unpaid balance of the Note as of the date of the Nonpayment Event, such amount to be paid by Guarantor within fifteen (15) business days after such Nonpayment Event. The obligation of Guarantor hereunder is primary and unconditional, and shall be in addition to and not in lieu of all other rights of IFRS Sub or Ball at law and/or pursuant to the Transaction Documents.  Guarantor waives any defense by reason of any disability of Purchaser, including but not limited to any limitation on the liability or obligation of Purchaser resulting from the operation of any present or future provision of the National Bankruptcy Act or other federal or state statute, or from the decision of any court, it being the intention of the parties hereto that such obligation shall be absolute and unconditional. If Subsidiary is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Subsidiary all costs incurred, including, without limitation, reasonable attorneys' fees.  Guarantor hereby waives trial by jury in any such legal proceedings.

3.           Miscellaneous.

3.1           Assignment; Successors and Assigns.  This Guaranty may not be assigned by either party hereto without the prior written consent of the other party, which consent may be withheld for any or for no reason.  Without limiting the foregoing, the terms and conditions of this Guaranty shall inure to the benefit of and be binding upon the respective successors and assigns of Guarantor and the Subsidiary.

3.2           Governing Law.  This Guaranty shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Nevada without regard to its principles of choice of law.

3.3           Titles and Subtitles.  The titles and subtitles used in this Guaranty are used for convenience of reference only and are not to be considered in construing or interpreting this Guaranty.

3.4           Amendments and Waivers.  Any term of this Guaranty may be amended and the observance of any term of this Guaranty may be waived only with the written consent of the party against which such amendment or waiver is to be enforced.

3.5           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Guaranty, upon any breach or default of any other party under this Guaranty, shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Guaranty, or any waiver on the part of any party of any provisions or conditions of this Guaranty, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Guaranty or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.6           Disputes.

(a)           Arbitration; Attorney Fees.   Any dispute involving the interpretation, application or enforcement of this Guaranty shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this Section 3.6(a). The arbitration hearing shall take place in Las Vegas, Nevada before one arbitrator, who shall be a retired judge (unless none is reasonably available).  The arbitrator shall comply with the provisions of section 3.6(b) below, unless the parties to the arbitration consent otherwise. The arbitrator shall submit a written finding of facts and conclusions of law.  The arbitrator shall have authority only to interpret and apply provisions of this Guaranty and shall have no authority to add to, subtract from or modify terms of this Agreement except to the extent otherwise provided in Section 3.6(c). The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the parties hereto.  THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION, EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.  In the event that any party to this Guaranty shall initiate arbitration based on this Guaranty, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this Guaranty, the prevailing party in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney’s fees.

(b)           Venue.  Jurisdiction and venue for any action will be in Las Vegas, Nevada.

(c)           Severability.  If a court or an arbitrator of competent jurisdiction holds any provision of this Guaranty to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

PROPALMS, INC.

By:
Name:	Robert Zysblat
Title:	President

EXHIBIT D
MANAGEMENT AND DISTRIBUTION AGREEMENT

This Management and Distribution Agreement (this “Management Agreement”) is made and entered into as of April __, 2010 by and among Infrared Applications Inc., a corporation formed under the laws of the State of Texas (“Subsidiary”), Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”).   Each of Subsidiary, IFRS, Purchaser, Propalms, Wright and Ball is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

Reference is hereby made to that certain Share Purchase Agreement by and among the Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”), and the Parties of even date herewith (the “Purchase Agreement”). Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, IFRS and the other Parties have entered into the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, IFRS is required to Transfer all IFRS Transferred Assets and all IFRS Assumed Liabilities as well as the Purchase Price to the Subsidiary on the Closing Date, and the Subsidiary is required to assume all IFRS Assumed Liabilities on the Closing Date (such Transfer and assumption hereinafter referred to as the “Subsidiary Transfer”); and

WHEREAS, as a condition to the Closing, the Parties are required to enter into this Management Agreement to provide for the Subsidiary Transfer, the management of the Subsidiary, and the Subsidiary Distribution (as that term is hereinafter defined);

NOW, THEREFORE, in consideration of the mutual promises made herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
SUBSIDIARY TRANSFER

1.01           Assignment of IFRS Transferred Assets.                                                                          On the terms and subject to the conditions herein expressed, IFRS hereby sells, conveys, transfers, assigns, sets over and delivers to Subsidiary on the Closing Date, and Subsidiary assumes and accepts the following (collectively, the “IFRS Transferred Assets”):

 (a) All of the assets, rights and interests, tangible and intangible, of every kind, nature and description, owned, possessed or operated by IFRS immediately prior to the Closing Date, wheresoever situate, including without limitation (i) all machinery, equipment, computers and computer hardware, office furniture and fixtures, and other fixed or tangible assets; (ii) all inventories; (iii) all licenses, permits and authorizations used by IFRS to own and operate its assets; (iv) all intangible assets of IFRS which are transferable, including without limitation customer and supplier lists, privileges, permits, licenses, software and software licenses, certificates, commitments, goodwill, registered and unregistered patents, trademarks, service marks and trade names, and applications for registration thereof and  the goodwill associated therewith, including without limitation any granted or pending patents, the U.S. Department of Commerce export licenses, all technical information or data defined in the International Traffic In Arms Regulations, and the exclusive right to use the name “Infrared Security System” or derivations thereof and all right, title and interest in the patent for Infrared Security System, the right to receive mail related to the transferred business of IFRS which is addressed to IFRS, and the right to telephone numbers of IFRS immediately prior to the Closing Date; (v) all accounts receivable, deposit accounts, cash and cash equivalents and securities owned by IFRS immediately prior to the Closing Date; (vi) all rights and benefits of or in favor of IFRS immediately prior to the Closing Date resulting or arising from any contracts, purchase orders, sales orders, forward commitments for goods or services, leases, or franchise or license agreements; and (vii) claims made in lawsuits and other proceedings filed by IFRS, judgments and settlements in IFRS’s favor, and rights to refunds, including rights to and claims for federal and state income and franchise tax refunds and refunds of other taxes paid based upon or measured by the income of IFRS prior to the Closing Date; and

                            (b) The Purchase Price, including both the $30,000 payable at the Closing and the Note.

1.02           Assumption of IFRS Assumed Liabilities.  On the terms and subject to the conditions herein expressed, IFRS hereby sells, conveys, transfers, assigns, sets over and delivers to Subsidiary on the Closing Date, and Subsidiary assumes and accepts (collectively, the “IFRS Assumed Liabilities”):

(a) All liabilities and obligations of IFRS existing immediately prior to the Closing Date whether known or unknown (other than obligations of IFRS pursuant to the Transaction Documents to be performed subsequent to the Closing Date); and

(b)  All liabilities of IFRS incurred after the Closing Date and resulting from the business of the Subsidiary.

1.03           Consideration For Subsidiary Transfer.  In partial consideration for the Subsidiary Transfer, Subsidiary shall issue to IFRS on the Closing Date 100 shares of Subsidiary Common Stock (the “Subsidiary Shares”), which will constitute all of the outstanding stock of the Subsidiary on the Closing Date, and the certificate for the Subsidiary Shares shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

1.04           Actions by IFRS on Closing Date.  On the Closing Date, IFRS shall deliver to Subsidiary, in addition to the IFRS Transferred Assets and the IFRS Assumed Liabilities, such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be required or as may be desirable to vest in Subsidiary, its successors and assigns, all right, title and interest in and to the IFRS Transferred Assets and the IFRS Assumed Liabilities.

1.05           Transfer of Subsidiary Shares.

(a)      No Unpermitted Transfer.  IFRS agrees on and after the Closing Date not to Transfer, or to attempt to Transfer, directly or indirectly, any of the Subsidiary Shares or any interest therein, except as specifically provided in this Management Agreement and the other Transaction Documents.

(b)  Transfer Upon a Nonpayment Event or Event of Default.  Upon the occurrence of a Nonpayment Event or an Event of Default under the Note, then, in addition to and not in lieu of any other remedies available to a Party as a result thereof, ownership of the Subsidiary Shares shall transfer from IFRS to Ball without any other action required on their part, and Ball shall then be responsible for the Subsidiary Distribution.

1.06           Additional Actions.                                           Each Party agrees to take such actions as may be reasonably necessary by that Party to effectuate the Subsidiary Transfer and the other actions contemplated by this Article I.

ARTICLE II
MANAGEMENT OF SUBSIDIARY

2.01           Employment of Ball.                                           Subsidiary hereby employs Ball to serve as President, Chief Financial Officer and Secretary of Subsidiary from the Closing Date until the completion of the Subsidiary Transfer (the “Employment”), and Ball hereby accepts such Employment.  Pursuant to the Employment, Ball shall have all duties normally held by the president, chief financial officer and secretary of a corporation, and shall be responsible for the operation of Subsidiary and effecting the Subsidiary Distribution.  IFRS, as sole shareholder of Subsidiary, hereby approves the Employment.

2.02           Election of Ball as Director of Subsidiary.  IFRS hereby elects Ball as the sole director of Subsidiary.

2.03           Irrevocable Proxy.  In partial consideration for Ball’s acceptance of the Employment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by IFRS and all other Parties (including without limitation Ball entering into the other Transaction Documents), IFRS hereby grants an irrevocable proxy to Ball to vote the Subsidiary Shares (the “Irrevocable Proxy”) on all matters for which the vote of the Subsidiary Shares is required or permitted.  Without limiting the foregoing, Ball agrees that Ball, as proxy for IFRS with respect to the Subsidiary Shares, will (i) vote the IFRS Sub Stock to elect Ball as sole director of Subsidiary, (ii) vote the IFRS Shares in favor of any Subsidiary Distribution proposed by Ball pursuant to Article III below, and (iii) not vote the IFRS Sub Stock in favor of any transaction not contemplated by this Management Agreement.  Ball shall use his reasonable good faith judgment in connection with the exercise of the Irrevocable Proxy.

2.04           Irrevocable Proxy Is Coupled With An Interest.  All Parties hereby acknowledge and agree that the Irrevocable Proxy is coupled with an interest sufficient to support the irrevocable power.

2.05           Costs and Expenses of Subsidiary.  All costs and expenses incurred by Subsidiary in connection with its operations or with the Subsidiary Distribution (as hereinafter defined) shall be the sole responsibility of Subsidiary, and Subsidiary (and Ball, after any transfer of the Subsidiary Shares to Ball pursuant to this Management Agreement or the other Transaction Documents) hereby indemnifies IFRS for all liability with respect to such costs and expenses.

2.05           Additional Actions.                                           Each Party agrees to take such actions as may be reasonably necessary by that Party to effectuate the Employment and the other actions contemplated by this Article II.

2.06           Compliance with Applicable Law.                                                                Subsidiary shall comply with all applicable law (except where such compliance, individually and in the aggregate, would not have a material adverse effect on Subsidiary or IFRS).  Such compliance will be at the sole expense of Subsidiary.  While Subsidiary is owned by IFRS, Subsidiary shall provide IFRS with such IFRS as IFRS shall require to comply with IFRS’ legal obligations under the federal securities laws and other applicable laws.  No Subsidiary Distribution shall be effected by Subsidiary in violation of applicable law.

ARTICLE III
SUBSIDIARY DISTRIBUTION

3.01           Definition of Subsidiary Distribution.                                                                For purposes of this Management Agreement, a “Subsidiary Distribution” shall mean either (i) the distribution of the Subsidiary Shares to the Pre-Transactions IFRS Stockholders (the “Subsidiary Stock Distribution”), and/or (ii) the distribution to the Pre-Transactions IFRS Stockholders of the net proceeds from the sale of substantially all of the assets of Subsidiary (the “Subsidiary Proceeds Distribution”).

3.02           Determination of Form of Subsidiary Distribution; Timing.  Ball shall elect in writing the form of the Subsidiary Distribution, which election shall be binding on Subsidiary and IFRS.  The Subsidiary Distribution shall commence within fifteen (15) months after the Closing Date; provided, however, that in the event of a Nonpayment or other Event of Default, the Subsidiary Distribution shall commence within twenty-four (24) months after the Closing Date.  If a Subsidiary Distribution does not occur within the time specified herein, any Party hereto may require a Subsidiary Distribution pursuant to Section 4.06.

3.03           Sale of Assets of  Subsidiary to Ball.  Provided that the fair market value of the assets of Subsidiary is then less than One Million Dollars ($1,000,000), as determined by an appraiser selected by Ball and reasonably acceptable to the Board of Directors of IFRS, Ball shall have the right to purchase the assets of Subsidiary, subject to indemnification by Ball of Subsidiary and IFRS for any liabilities at such time of Subsidiary, and the net proceeds therefrom shall be distributed to the Pre-Transactions IFRS Stockholders as a Subsidiary Proceeds Distribution.

3.04           Co-Operation of IFRS with Subsidiary Stock Distribution.  In the event that a Subsidiary Stock Distribution is effected by Subsidiary, IFRS shall reasonably cooperate with Subsidiary in the effectuation thereof, provided, however, that all expenses therefor shall be borne by Subsidiary.

3.05           Additional Actions.                                           Each Party agrees to take such actions as may be reasonably necessary by that Party to effectuate the Subsidiary Distribution and the other actions contemplated by this Article III, provided, however, that all expenses therefor shall be borne by Subsidiary.

ARTICLE IV
MISCELLANEOUS

4.01           Applicable Law. This Management Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

4.02           Amendment and Waiver. This Management Agreement may be amended only if such amendment is set forth in a writing executed by all Parties.  Any provision of this Management Agreement may be waived, provided that any such waiver shall be set forth in a writing executed by all affected Parties.

4.03           Binding Agreement; Assignment. This Management Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that, except as specifically provided in this Management Agreement, neither this Management Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.  Notwithstanding the foregoing, in the event of the death of Ball, his spouse may assume all rights and obligations under this Management Agreement and the other Transaction Documents by providing written notice to the Parties within thirty (30) days after Ball’s death that she is assuming such rights and obligations under this Management Agreement and the other Transaction Documents, and the Parties hereto hereby agree to such assignment and assumption.

4.04           Counterparts; Facsimile Execution.  This Management Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same Management Agreement. Execution and delivery of this Management Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

4.05           No Third Party Beneficiaries.  Except as expressly provided by this Management Agreement, nothing herein is intended to confer upon any person or entity not a party to this Management Agreement any rights or remedies under or by reason of this Management Agreement.

4.06           Disputes.

 (a)           Arbitration; Attorney Fees.   Any dispute involving the interpretation, application or enforcement of this Management Agreement shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this Section 4.06(a). The arbitration hearing shall take place in Las Vegas, Nevada before one arbitrator, who shall be a retired judge (unless none is reasonably available).  The arbitrator shall comply with the provisions of section 4.06(b) below, unless the parties to the arbitration consent otherwise. The arbitrator shall submit a written finding of facts and conclusions of law.  The arbitrator shall have authority only to interpret and apply provisions of this Management Agreement and shall have no authority to add to, subtract from or modify terms of this Management Agreement except to the extent otherwise provided in Section 4.06(c). The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the parties hereto.  THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION, EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.  In the event that any party to this Management Agreement shall initiate arbitration based on this Management Agreement, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this Management Agreement, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing party in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney’s fees.

(b)           Venue.  Jurisdiction and venue for any action will be in Las Vegas, Nevada.

(c)           Severability.  If a court or an arbitrator of competent jurisdiction holds any provision of this Management Agreement to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of this Management Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

4.07           Survival.  All representations, warranties, covenants, and agreements (and exceptions thereto) set forth in this Management Agreement shall survive the Closing Date.

4.08           Injunctive Relief.  Each Party acknowledges and agrees that it would be difficult to fully compensate a Party for damages resulting from the breach or threatened breach of the provisions of Articles I, II and III and, accordingly, that the non-breaching party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunction and permanent injunctions, granted by a court of competent jurisdiction, to enforce these provisions upon proving that it has suffered or that there is a substantial probability that it will suffer irreparable harm and without the necessity of posting any bond or other undertaking in connection therewith.  This provision with respect to injunctive relief shall not, however, diminish the right of the non-breaching party to claim and recover damages.  Each party further acknowledges and agrees that it has carefully read and considered the provisions of Articles I, II and III above and, having done so, agrees that the restrictions set forth therein are fair and reasonable and reasonably required.

Pae 47 of 49

4.09           Rules of Construction.

(a)           General.  The parties agree that they have been represented by counsel during the negotiation and execution of this Management Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b)           Gender; Number.  Wherever applicable, references herein to the masculine, feminine or neuter shall equally apply to the neuter, feminine and masculine.  Furthermore, wherever applicable in this Management Agreement, the singular shall include the plural.

(c)           Captions.  The captions used in this Management Agreement are for convenience of reference only and do not constitute a part of this Management Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Management Agreement, and all provisions of this Management Agreement shall be enforced and construed as if no caption had been used in this Management Agreement.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, this Management Agreement is executed as of the date first above written.

INFRARED APPLICATIONS INC.

By:
Name:         Gary E. Ball
Title:           President

INFRARED SYSTEMS INTERNATIONAL

By:
Name:         Gary E. Ball
Title:           President

TAKE FLIGHT EQUITIES, INC.

By:
Name:         William  M. Wright III
Title:           President

_____________________________________
WILLIAM M. WRIGHT III

_________________________________
GARY E. BALL